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Exhibit 23.1

Consent of Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126742) pertaining to the 2004 Non-Employee Directors' Share Plan and 2004 Long Term Incentive Compensation Plan of Extra Space Storage Inc. and in the Registration Statements (Form S-3 Nos. 333-128504, 333-128970 and 333-128988) of Extra Space Storage Inc. and in the related Prospectuses of our reports dated March 9, 2006, with respect to the consolidated financial statements and schedule of Extra Space Storage Inc., Extra Space Storage Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Extra Space Storage Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Salt Lake City, Utah
March 9, 2006

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Consent of Independent Registered Public Accounting Firm